                                                                    Exhibit 21.1

                       SAFEGUARD HEALTH ENTERPRISES, INC.

                           SUBSIDIARIES OF THE COMPANY

The wholly owned subsidiaries of SafeGuard Health Enterprises, Inc., a Delaware corporation, are as follows:


 1.     SafeGuard Health Plans, Inc., an Arizona corporation

 2.     SafeGuard Health Plans, Inc., a California corporation

 3.     SafeGuard Health Plans, Inc., a Colorado corporation

 4.     SafeGuard Health Plans, Inc., a Florida corporation

 5.     SafeGuard Health Plans, Inc., an Illinois corporation

 6.     SafeGuard Health Plans, Inc., a Kansas corporation

 7.     SafeGuard Health Plans, Inc., a Kentucky corporation

 8.     SafeGuard Health Plans, Inc., a Missouri corporation

 9.     SafeGuard Health Plans, Inc., a Nevada corporation

10.     SafeGuard Health Plans, Inc., an Ohio corporation

11.     SafeGuard Health Plans, Inc., an Oklahoma corporation

12.     SafeGuard Health Plans, Inc., an Oregon corporation

13.     SafeGuard Health Plans, Inc., a Texas corporation

14.     SafeGuard Health Plans, Inc., a Utah corporation

15.     SafeHealth Life Insurance Company, Inc., a Texas corporation

16.     Advantage Dental HealthPlans, Inc., a Delaware corporation

17.     ADH Marketing, Inc., a Florida Corporation

18.     ADH Plans, Inc., a Delaware corporation

19.     Advantage Dental Plans, Inc., a Delaware corporation

20. Guards Dental, Inc., a California corporation (A wholly owned subsidiary of SafeGuard Health Plans, Inc., a California corporation)

21.     SafeHealth Life Insurance Company, a California corporation

22.     First American Dental Benefits, Inc., a Texas corporation

23.     Imprimis Practice Management Company, Inc., a Delaware corporation